SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive  Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

                             Theragenics Corporation
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                  (Name of Registrant as Specified in Charter)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11
  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:


  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:


  (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)      Amount previously paid:

  (2)      Form, Schedule or Registration Statement No.:

  (3)      Filing party:

  (4)      Date Filed:

                             THERAGENICS CORPORATION
                         5203 BRISTOL INDUSTRIAL HIGHWAY
                              BUFORD, GEORGIA 30518

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the "Company") to be held at 10:00 A.M., New York time, on Friday, June 11, 1999, at the New York Marriott Financial Center Hotel, 85 West Street, New York, New York, 10006, for the following purposes:

     1.   To elect three directors; and

     2. To consider and vote on a proposal to ratify the appointment of Grant Thornton LLP as independent public accountants.

          The Board of Directors has fixed the close of business on April 16, 1999, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

                              Sincerely,

                              /s/ Bruce w. Smith
                              ------------------
                              Bruce W. Smith,
                              Secretary
Buford, Georgia
April 30, 1999

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

A TICKET MUST BE PRESENTED IN ORDER TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING ON ATTENDING THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM IN ORDER TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON JUNE 11, 1999.

                             THERAGENICS CORPORATION
                         5203 Bristol Industrial Highway
                              Buford, Georgia 30518

                                 PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held on Friday, June 11, 1999, at the New York Marriott Financial Center Hotel, 85 West Street, New York, New York, 10006, at 10:00 A.M., New York time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    The Board of Directors has fixed the close of business on April 16, 1999, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company's offices at 5203 Bristol Industrial Highway, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

   When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no choice is specified therein, it will be voted FOR the election of the nominees named therein and FOR each of the listed proposals.

   You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on June 11, 1999.

   If your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting of Stockholders. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date April 16, 1999. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request form to the Company in order to receive an admission ticket.

   The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers and employees of the Company, who will not be specially compensated for such services. The Company may or may not engage a proxy service to assist the Company in the solicitation of proxies. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding soliciting material to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 30, 1999.


                VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

     As of April 16, 1999, there were 29,435,018 shares of Common Stock, par value $.01 per share ("Common Stock") outstanding and entitled to vote at the Annual Meeting.

     The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and "broker non-votes" are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any proposal.

     The following table sets forth the ownership of the Company's Common Stock as of April 16, 1999, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer and director and by all executive officers and directors as a group:

                               Amount and
                               Nature of         Percentage of
Name of                        Beneficial        Common Stock
Beneficial Owner               Ownership(1)      Outstanding(2)

Otis W. Brawley, M.D.          112,000(3)              *


Orwin L. Carter, Ph.D.          82,500(4)              *


Patrick L. Flinn                10,333(5)              *


John V. Herndon                 17,000(6)              *


M. Christine Jacobs            498,556(7)            1.7%


Charles R. Klimkowski          300,600(8)            1.0%


Peter A.A. Saunders            115,000(9)              *


Bruce W. Smith                 160,035(10)             *


All Directors and Officers   1,296,024(11)           4.3%
as a Group (eight persons)

Non-Management Shareholders Owning Over 5%
-----------------------------------------

Putnam Investments, Inc.                3,037,300(12)          10.1%
One Post Office Square
Boston, MA 02109

Pilgrim Baxter & Assoc, Ltd             2,435,500(13)           8.1%
825 Duportail Road
Wayne, PA 19087

---------------
 * Less than 1%
(1) Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.
(2) The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.
(3) Includes  112,000  shares  purchasable  by Dr.  Brawley within 60 days upon exercise of options. (4) Includes 48,000 shares purchasable by Dr. Carter within 60 days upon exercise of options. (5) Includes 9,333 shares purchasable by Mr. Flinn within 60 days upon exercise of options. (6) Includes 15,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options. (7) Includes 384,000 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.
(8) Includes 116,000 shares purchasable by Mr. Klimkowski within 60 days upon exercise of options, and 5,000 shares owned by Mr. Klimkowski's wife.
(9) Includes 48,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options.
(10) Includes 20,000 shares purchasable by Mr. Smith within
60 days upon exercise of options.
(11) Includes 752,333 shares purchasable by all executive officers and directors as a group within 60 days upon exercise of options.
(12) This information is based on a Schedule 13G filed with the Securities and Exchange Commission in February 1999 reporting that as of December 31, 1998, Putnam Investments, Inc., in its capacity as a parent holding company, had shared voting power as to 321,100 shares and shared dispositive power as to 3,037,300 shares. According to such Schedule 13G, Putnam Investment Management, Inc. had shared dispositive power as to 2,650,300 of the shares beneficially owned by Putnam Investments, Inc. and The Putnam Advisory
Company had shared voting power as to 321,100 shares and shared dispositive power as to 387,000 shares of the shares beneficially owned by Putnam Investments, Inc.

(13) This information is based on a Schedule 13G filed with the Securities and Exchange Commission in February 1999 reporting that as of December 31, 1998, Pilgrim Baxter & Associates, Ltd., in its capacity as an investment advisor, had sole voting power as to 2,213,700 shares and sole dispositive power as to all 2,435,500 shares. According to such Schedule 13G, PBHG Growth Fund had sole voting and dispositive power as to 1,475,200 of the shares beneficially owned by Pilgrim Baxter & Associates, Ltd.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) with three directors in Class I and two directors each in Class II and Class III. One class of directors is elected each year for a three-year term. Three directors, representing the Class I Directors, are to be elected at the Annual Meeting. These Class I Directors will serve until the Annual Meeting of Stockholders in 2002 or until their successors shall have been elected and qualified. The current Board of Directors has selected, and will cause to be nominated at the meeting, Mr. Patrick L. Flinn, Mr. John V. Herndon and Mr. Peter A.A. Saunders, who upon election will comprise the Class I Directors of the Board of Directors.

     Provided that a quorum of stockholders is present at the meeting in person or by proxy, directors will be elected by a plurality of the votes cast at the meeting. Abstentions and "broker non-votes" will have no effect on the election of directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominees unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management has no reason to believe that a substitute nominee will be required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROPOSAL.


     The  directors  and director  nominees  have  supplied the Company with the
following  information   concerning  their  age,  principal  employment,   other
directorships and positions with the Company:


 Director/Nominee          Principal Occupation and Other Information
 ----------------          --------------------------------------------

Class I Director Nominees
Patrick L. Flinn           Since 1996, Mr. Flinn has been a private
Director since 1998        investor and consultant to various businesses
Age: 57                    and non-profit organizations.  From July 1991 to
                           January 1996, Mr. Flinn was Chairman, President and Chief Executive Officer of Bank South
                           Corporation. Prior to joining Bank South, Mr.
                           Flinn was a Group Vice President for C&S/Sovran
                           Corporation (formerly Citizens and
                           Southern Corporation). Mr. Flinn is a director of Metrotrans Corporation, a manufacturer of touring buses, and IRT Property Company, a real estate investment trust that is an owner, operator and redeveloper of neighborhood and community shopping centers. He was elected as a director of Theragenics in November 1998.

John V. Herndon            Mr. Herndon joined the Company in April
Director since 1987        1987 as Executive Vice President and in
Age: 58                    July 1989 was appointed President, Chief Executive
                           Officer and Chairman of the Board of Directors of the Company. In August 1993, Mr. Herndon relinquished his role as Chief Executive
                           Officer while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994, and currently serves as a Director and Advisor-to-the-President.

 Director/Nominee            Principal Occupation and Other Information
 ----------------            -------------------------------------------

Peter A.A. Saunders        Mr. Saunders is manager/owner of PASS
Director since 1989        Consultants, a Great Britain-based
Age: 57                    management consulting firm established in 1988.
                           Mr. Saunders presently serves as a director of ProxyMed, Inc., a provider of healthcare information services.

Class II Directors
Charles R. Klimkowski      Prior to his retirement in 1998, Mr. Klimkowski
Director since 1993        served as an Executive Vice President and
Age: 63                    Director and formerly as Chief Operating Officer and
                           Director of Investments of ABN AMRO Asset
                           Management(USA) Inc. and The Chicago Corporation.
                           Mr. Klimkowski was employed by ABN AMRO
                           and The Chicago Corporation, prior to its acquisition by ABN AMRO, since 1980. Mr.Klimkowski served as Chairman of Theragenics' Board of Directors from
                           December 1994 to June 1997, and as Co-Chairperson from June 1997 to June 1998. Mr. Klimkowski also serves as a director of Bone Care International, Inc., a company engaged in the discovery and development of improved D-hormone therapies.

Otis W. Brawley, M.D.      Since 1988, Dr. Brawley has been a Medical
Director since 1995        Oncologist with the National Cancer
Age: 39                    Institute. Dr. Brawley is a Tenured Research Officer.
                           He has designed a number of clinical trials and is especially interested in cancer prevention and cancer epidemiology. He has authored or co-authored more than 50 publications. Dr. Brawley also reviews for several prestigious publications.

Class III Directors
Orwin L. Carter, Ph.D.     Dr. Carter is Vice President of Finance
Director since 1991        and Administration for HamlineUniversity in St.Paul,
Age: 56                    Minnesota. From March 1995 to August 1997, Dr. Carter
                           served as a consultant with INCSTAR Corporation, a manufacturer of in vitro diagnostic test kits and an affiliate of Sorin Biomedica. From 1989 to September 1994, Dr. Carter served INCSTAR in various capacities including Chairman, Chief
                           Executive Officer and President. Dr. Carter also currently serves on the Board of Directors of Lifecore Biomedical, Inc., a manufacturer and marketer of medical and surgical devices.

Director/Nominee            Principal Occupation and Other Information
-----------------           ------------------------------------------

M. Christine Jacobs        Since 1992, Ms. Jacobs has been President and
Director since 1992        Chief Operating Officer of the Company, and in
Age: 48                    August 1993, Ms. Jacobs was promoted to the position
                           of Chief Executive Officer while retaining the position of President. In 1997 Ms. Jacobs was elected Co-Chairperson and in 1998 she was elected Chairperson. In 1998, Ms. Jacobs was elected as a director of HBO & Co. In January 1999,
                           HBO & Co. merged with McKesson, Inc. and Ms. Jacobs was elected as a director of McKesson HBOC, the merged company. McKesson HBOC is a healthcare services company that provides pharmaceutical supply management and information technology to the healthcare industry.

         The Board of Directors held four meetings during fiscal 1998 and acted by unanimous written consent in lieu of five meetings. All members participated in all meetings.

         The Board of Directors has established four standing committees and has assigned certain responsibilities to each of those committees.

         The Audit Committee met twice during fiscal 1998. The Audit Committee reviews the independence, qualifications and activities of the Company's independent certified public accountants and the activities of the Company's accounting staff. The Audit Committee also recommends to the Board the appointment of the Company's independent certified public accountants and reviews and approves the Company's annual financial statements together with other financial reports and related matters. The Audit Committee is composed of Mr. Saunders and Dr. Carter, each of whom attended all meetings.

         The Compensation Committee met three times during fiscal 1998. The Compensation Committee makes recommendations concerning remuneration of the Company's Chief Executive Officer. The Compensation Committee is composed of Mr. Klimkowski and Dr. Brawley, each of whom attended all meetings.

         The Nominating Committee met twice during fiscal 1998. The Nominating Committee evaluates and makes recommendations as to individuals believed to be best qualified and willing to fill vacancies on the Board of Directors. The Nominating Committee is composed of Mr. Herndon and Ms. Jacobs, each of whom attended all meetings.

         The Stock Option Committee met once during fiscal 1998. The Stock Option Committee administers the Company's stock option plans and determines the conditions and amounts of options granted under these plans. The Stock Option Committee is composed of Dr.Brawley, Dr. Carter, Mr. Klimkowski and Mr. Saunders, who are all non-employee directors of the Company,and all of whom attended the meeting.

         Directors who are not officers of the Company receive $2,500 per quarter, and $1,000 for attending each Board meeting and $500 for attending each Committee meeting. In addition to cash compensation, each director who is not an officer of the Company will be granted upon his or her election or reelection to a three-year term as a director, an option to purchase 48,000 shares (which has been adjusted to account for a 2-for-1 stock split implemented through a stock dividend as of April 15, 1998) of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of election or reelection. Each option shall vest as to 16,000 shares at the end of each year of service in the director's three-year term.

                               Executive Officers

         The executive officers of the Company and their age, position with the Company and business experience for the past five years are set forth in the table below.

  Executive Officer                  Office and Other Information
  -----------------                  ----------------------------------

M. Christine Jacobs             President and Chief Executive Officer
Age: 48                         since 1993. See information above under Class
                                III Directors.

Bruce W. Smith                  Mr. Smith became Executive Vice-President in
Age: 46                         1998.  He has served as Treasurer and Chief
                                Financial Officer and Secretary of the Board of Directors since 1989. Mr. Smith has served in financial capacities with the Company since joining it in January 1987.


                         REMUNERATION AND OTHER MATTERS

Executive Compensation

The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company's executive officers whose total salary and bonus exceeded $100,000 during fiscal 1998. Numbers of underlying securities have been adjusted to account for a 2-for-1 stock split implemented through a stock dividend as of April 15, 1998.

                           Summary Compensation Table

                                                         Long-Term
                                                        Compensation
     Name and                                           ------------
   Principal Position              Annual Compensation   Securities       All
   ------------------             --------------------   Underlying      Other
                            Year   Salary(1)    Bonus      Options   Compensation(2)
                            ----  ---------   --------  -----------  --------------
  M. Christine Jacobs       1998   $218,852   $289,800       -           $783
   President & Chief        1997   $209,449   $294,000       -           $322
   Executive Officer(3)     1996   $151,455   $170,000    240,000        $357

   Bruce W. Smith           1998   $145,655   $   -          -           $592
    Secretary, Treasurer    1997   $105,445   $ 20,000    100,000        $455
    Chief Financial         1996   $ 71,430   $ 20,000       -           $399
    Officer & Executive
    Vice-President (4)

_________________
  (1) Includes amounts deferred under the 401(k) feature of the Company's Employee Savings Plan.

  (2)    Represents premiums on a term life insurance policy.

  (3) The Company has an agreement with Ms. Jacobs, dated August 1, 1996, which provides for her employment for the period commencing August 1, 1996 and expiring July 31, 1999. This agreement provides for a minimum annual base salary of $200,000 plus an annual bonus determined by the Compensation Committee of the Board of Directors. In addition, in the event of termination, the agreement provides a severance package of up to two years' salary and other related benefits.

  (4) The Company has an agreement with Mr. Smith, dated January 1, 1999, which provides for his employment for the period commencing January 1, 1999 and expiring December 31, 2003, and for successive one year renewal periods thereafter. This agreement provides for a minimum annual base salary of $150,000, subject to review at least annually, and discretionary annual bonuses. In addition, in the event of termination, the agreement provides a severance package of up to two years' salary.

     Options. No stock options were granted to Ms. Jacobs or Mr. Smith during fiscal 1998. The following table sets forth information concerning options exercised during 1998 and the value of unexercised options as of December
31, 1998 held by Ms. Jacobs and Mr. Smith. No stock appreciation rights have ever been issued by the Company. Numbers of underlying securities have been adjusted to account for a 2-for-1 stock split implemented through a stock dividend as of April 15, 1998.

                 Option Exercises in Fiscal 1998
                and Fiscal Year-End Option Values Table

                                                   Number of
                                                  Securities        Value of
                                                  Underlying      Unexercised
                                                 Unexercised      In-the-Money
                                                  Options on       Options on
                                                 December 31,     December 31,
                        Shares                      1998             1998
                       Acquired                 Exercisable/      Exercisable/
         Name            on        Value      Un-exercisable   Un-exercisable(2)
                       Exercise  Realized(1)
                       --------  ----------   ---------------  -----------------

M. Christine Jacobs     6,000    $144,188    394,000/80,000  $4,645,250/$670,000

Bruce W. Smith          ---      $  ---       36,000/96,000  $  226,000/$226,000

(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of Company Common Stock from the option grant date to the option exercise date. No cash is realized until the shares received upon exercise of an option are sold.


(2) Based on $16.8125 per share, the December 31, 1998 closing price as quoted on the New York Stock Exchange.


     Board Compensation Committee Report on Executive Compensation. The Compensation Committee sets only the compensation of the Chief Executive Officer. Compensation of other executive officers is set by the Chief Executive Officer based on a structure similar to that established by the Compensation Committee for compensation of the Chief Executive Officer, except that stock options are awarded by the Stock Option Committee of the Board of Directors. The Compensation Committee has a policy that a significant portion of the Chief Executive Officer's pay should be related to the performance of the Company and the Chief Executive Officer's contribution to that performance. In determining the amount and type of compensation, the Committee's goal is to provide a package that is competitive with the marketplace while placing a substantial portion of the C.E.O.'s compensation "at risk" by tying it to both short-term and long-term measures of the Company's performance.

     In determining the C.E.O.'s performance bonus for 1998 the compensation committee reviewed the accomplishments of Ms. Jacobs and the Company for the year. These accomplishments included the following: an increase in revenue and net earnings over 1997 of 55% and 48%, respectively; the doubling of production capacity over 1997; the completion of the construction and the opening of the Company's new, larger manufacturing facilities with no perceivable negative impact on the manufacturing process; attainment of ISO 9001 Certification; attainment of CE Marking, which granted regulatory approval for the marketing of TheraSeed(R) throughout the member countries of the European Union; the commencement of European sales; effecting a 2 for 1 stock split through a stock dividend; and the transition of the listing of the Company's common stock from Nasdaq to the New York Stock Exchange. The compensation committee believes that these and other accomplishments should have a direct impact on the long-term success of the Company. Accordingly, the compensation committee awarded Ms. Jacobs a bonus of $289,800 for the year ended December 31, 1998, which the committee believes is commensurate with the contribution of the C.E.O. to these accomplishments, and the impact these accomplishments should have on the long-term success of the Company.

     It is also the  Committee's  responsibility  to  address  issues  raised by
Section 162(m) of the Internal Revenue Code. The revisions to this section made certain non-performance-based compensation in excess of $1,000,000 to executives of public companies nondeductible to the companies beginning in 1994. The Committee has reviewed these issues and has determined that no portion of compensation payable to any executive officer for 1998 is nondeductible.

     Submitted by the Members of the Compensation Committee:

                   Otis W. Brawley, M.D.
                   Charles R. Klimkowski


     The Stock Option Committee of the Board of Directors administers the Company's stock option plans and determines the terms of options granted under these plans. These plans form the basis of the Company's long-term incentive compensation plan. The Stock Option Committee believes that placing a portion of executives' compensation in the form of stock options achieves three objectives. It aligns the interest of the Company's executives directly with those of the Company's stockholder's, gives executives a significant long-term interest in the Company's success and helps the Company retain key executives. In determining the number and terms of options to grant an executive, the Stock Option Committee primarily considers the executive's past performance as an indicator of future performance and the degree to which an incentive for long-term performance would benefit the Company. Based on these factors, in relatively equal proportions, the Stock Option Committee awarded the Chief Executive Officer 240,000 options during fiscal 1996. No stock options were awarded to the C.E.O. in fiscal 1997 or 1998. Mr. Smith was awarded 100,000 options in 1997. No stock options were awarded to Mr. Smith in 1996 or 1998.

     Submitted by Members of the Stock Option Committee:

                        Otis W. Brawley, M.D.
                        Orwin L. Carter, Ph.D.
                        Charles R. Klimkowski
                        Peter A.A. Saunders

                             STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company's Common Stock to the performance of the New York Stock Exchange Composite Index, the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index. The graph assumes that $100 was invested on December 31, 1993 in the Company's Common Stock and each of the indices and that all dividends were reinvested. The Nasdaq Stock Market Index and Nasdaq Pharmaceutical Index are included in the comparison for this year because the Company's Common Stock was traded on the Nasdaq National Market prior to August 6, 1998. As a result of the listing of the Company's Common Stock on the New York Stock Exchange effective August 6, 1998, the Company has determined to replace the Nasdaq Stock Market Index with the New York Stock Exchange Composite Index in the performance graph for future years.


                  Comparison of Five Year - Cumulative Returns

[GRAPH OF FIVE-YEAR RETURNS APPEARS HERE.]

                                        1993  1994  1995  1996  1997  1998

Theragenics Corporation                  100    56   279   526   847   791
NYSE Composite Index                     100    98   127   153   202   240
Nasdaq Stock Market (U.S. Companies)     100    98   138   170   208   294
Nasdaq Pharmaceutical Stocks             100    75   138   138   143   183

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee currently consists of Mr. Klimkowski and Dr. Brawley, non-executive directors of the Company. No executive officer of the Company serves or served on the Compensation Committee of another entity and no executive officer of the Company serves or served as a director of another entity who has or had an executive officer serving on the Board of Directors of the Company.

                               PROPOSAL NUMBER TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to vote for a proposal to ratify the appointment of Grant Thornton LLP as the independent public accountants of the Company for the fiscal year ending December 31, 1999. Grant Thornton LLP has been the independent public accountants for the Company since fiscal year 1989. If the stockholders, by affirmative vote of the holders of a majority of the votes cast, do not ratify this appointment, the Board of Directors will reconsider its action and select other independent public accountants without further stockholder action. Abstentions and broker non-votes will have no effect on Proposal Two.

     A representative of Grant Thornton LLP is expected to be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if such representative desires to do so.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  STOCKHOLDERS   VOTE  FOR
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 1998, except for the following: Mr. Flinn's initial filing on Form 3 was late; and the reporting of the purchase of Common Stock by Mr. Klimkowski was not reported on a timely basis. These late filings were due to administrative oversights by the Company.




                             STOCKHOLDERS PROPOSALS

     Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2000 proxy material, a stockholder's proposal must be received not later than December 31, 1999 at Theragenics Corporation offices, 5203 Bristol Industrial Highway, Buford, Georgia 30518, ATTN.: Secretary.

     In addition, Theragenics' By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder's name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

     The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee's business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

                                  MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF APRIL 16, 1999, WHO REQUESTS A COPY OF SUCH REPORT. ANY REQUEST FOR THE 10-K REPORT SHOULD BE IN WRITING ADDRESSED TO: RON WARREN, DIRECTOR OF INVESTOR RELATIONS, THERAGENICS CORPORATION, 5203 BRISTOL INDUSTRIAL HIGHWAY, BUFORD, GEORGIA 30518. IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON APRIL 16, 1999, THE REQUEST MUST INCLUDE A REPRESENTATION THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY ON THAT DATE. COPIES OF ANY EXHIBITS TO THE FORM 10-K WILL BE FURNISHED ON REQUEST AND UPON PAYMENT OF THE COMPANY'S EXPENSES IN FURNISHING SUCH EXHIBITS.

                                  OTHER MATTERS

     Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
April 30, 1999

    Proxy
                             THERAGENICS CORPORATION
                           5203 BRISTOL INDUSTRIAL WAY
                              BUFORD, GEORGIA 30518
             PROXY - Annual Meeting of Stockholders - June 11, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ms. M. Christine Jacobs and Mr. Bruce W. Smith, or either of them (the "Proxies"), as the undersigned's proxy or proxies, each with the power to appoint her/his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Theragenics Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 11, 1999 or any adjournment thereof.
     A ticket must be presented in order to gain admission to the Annual Meeting of Stockholders. If you are planning on attending the meeting, please complete and return the enclosed Admission Ticket Request Form in order to receive your admission ticket. You will not be mailed an Admission Ticket. Your ticket will be available at the registration table on June 11, 1999.

  1. ELECTION OF DIRECTORS
     [  ] FOR all nominees listed below
          (except as marked to the contrary)
     [  ] WITHHOLD AUTHORITY to vote for all nominees listed below
(INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)
Nominees:  Mr. Patrick L. Flinn   Mr. John V. Herndon    Mr. Peter A.A. Saunders
  2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT PUBLIC ACCOUNTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.
         FOR [  ]            AGAINST [  ]         ABSTAIN [  ]
                  (CONTINUED ON REVERSE SIDE)


3. In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in favor of Mr. Patrick L. Flinn, Mr. John V. Herndon and
Mr. Peter A.A. Saunders for election as directors and FOR Proposal 2.




                                       Date___________________________________


                                       _______________________________________
                                       Signature

                                       _______________________________________
                                       Signature(s)
                                       Please sign exactly as your name or names appear at left. when shares are held by joint tenants, both should sign. If signing in any fiduciary or representative capacity, give full title as such.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                            ADMISSION TICKET REQUEST

                             THERAGENICS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
              10:00 A.M., NEW YORK CITY TIME, FRIDAY, JUNE 11, 1999

You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the Admission Ticket Request Form printed below. You will not be mailed an admission ticket. Your ticket will be available at the registration table on June 11, 1999.

If your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting of Stockholders. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date April 16, 1999. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return this Admission Ticket Request form to the Company in order to receive an admission ticket.

                              FOLD AND DETACH HERE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            ADMISSION TICKET REQUEST

                             THERAGENICS CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
              10:00 A.M., NEW YORK CITY TIME, FRIDAY, JUNE 11, 1999

If you plan to attend the 1999 Annual Meeting of Stockholders, which will be held at the New York Marriott Financial Center Hotel, 85 West Street, New York, NY 10006, you may request an admission ticket for yourself by completing and returning this form. Admission tickets will be available at the registration table on June 11, 1999.

Shareholder Name (Please Print)____________________________________________

Additional Admission Tickets requested for the following additional family members:
---------------------------------------------------------------------------

Number of shares owned: ___________________________________________________

Address: __________________________________________________________________

City:__________________________  State:_________________ Zip Code:_________